Exhibit 99.1

QuidelOrtho Reports Third Quarter 2026 Financial Results
― Growth in Labs and Immunohematology Outside of China Highlights Underlying Business Strength ―
― New Cost Transformation and Enterprise Restructuring Program Expected to Deliver Over $80 Million in Annual Savings in 2027 ―
― Updated Full-Year 2026 Financial Guidance Narrowing Prior Ranges ―

November 3, 2026

SAN DIEGO, CA November 3, 2026 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a leading global provider of diagnostic solutions, today announced financial results for the third quarter ended September 27, 2026.

Key Third Quarter 2026 Results:
(all comparisons are to the prior year period)

•Total revenue was $619 million, a decrease of 12% both as reported and in constant currency. Excluding respiratory, China, and the U.S. Donor Screening business, total revenue grew 2% as reported and 3% in constant currency, reflecting the underlying strength of the business.
◦Labs revenue of $353 million declined 6% both as reported and in constant currency, primarily due to lower sales in China related to recently announced changes to In Vitro Diagnostics pricing. Outside China, Labs revenue grew 3% as reported and 4% in constant currency, driven by continued strength across the business.
◦Immunohematology revenue of $142 million was flat as reported and increased 1% in constant currency. Outside China, Immunohematology revenue grew 2% as reported and 3% in constant currency.
◦Point of Care revenue of $120 million declined 27% both as reported and in constant currency due to a softer respiratory season.
•GAAP net loss was $54 million; GAAP operating loss was $8 million; adjusted EBITDA was $148 million.
•GAAP net loss margin was 8.7%; GAAP operating loss margin was 1.2%; adjusted EBITDA margin was 23.9%.
•GAAP diluted loss per share was $0.78; adjusted diluted earnings per share (“EPS”) was $0.31.
•Operating cash flow was $20 million; free cash flow was $0.3 million.

“The underlying performance of our Labs and Immunohematology businesses remained solid in the third quarter, supported by the strength and durability of our customer relationships and our large global installed base,” said Brian J. Blaser, President and Chief Executive Officer of QuidelOrtho. “While China and a softer respiratory season continue to pressure our results, we are taking decisive action to strengthen the Company through a new cost transformation and enterprise restructuring program. This program is designed to improve profitability and cash flow while evolving our operating model around the distinct needs of our customers and markets. We believe these actions will help mitigate near-term headwinds and position the Company for sustainable long-term growth.”

Cost Transformation and Restructuring Program

The Company has initiated a new cost transformation and enterprise restructuring program designed to further improve its cost structure and evolve its operating model around two focused businesses, Core Diagnostics and Point of Care Diagnostics. The new operating model is designed to increase customer focus, create clearer accountability for business performance, and better align technology development and investment priorities with the distinct needs of each business. The Company expects the program to deliver over $80 million in annual savings in 2027 and to record approximately $30 to $35 million in one-time restructuring charges in the fourth quarter of 2026.

Full-year 2026 Financial Guidance

Based on its current business outlook, the Company is updating its full-year financial guidance below:

Full-year 2026 Financial Guidance	As of 11/3/2026	As of 8/6/2026
Total revenues (reported)	$2.52 - $2.54 billion	$2.52 - $2.60 billion
Adjusted EBITDA	$540 - $545 million	$540 - $560 million
Adjusted EBITDA margin	~21%	21% - 22%
Adjusted diluted EPS	$0.65 - $0.70	$0.65 - $0.90

Please see page 8 of the Third Quarter 2026 Financial Results presentation on the “Investor Relations” page of the Company’s website for the full list of assumptions on which the Company’s current 2026 financial guidance is based.

A reconciliation of forward-looking non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. We are not, without unreasonable effort, able to reliably predict the impact of impairment charges and related tax benefits and other non-recurring adjustments. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. In addition, the Company believes any such reconciliation would imply a degree of precision and certainty that could be confusing to investors. See "Forward-Looking Statements" and "Non-GAAP Financial Measures."

Conference Call Information

QuidelOrtho will hold a conference call and webcast today beginning at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results. Interested parties can access the live webcast on the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com/events-and-presentations. A replay of the webcast will be available shortly after the event on the Company’s website.

QuidelOrtho is dedicated to advancing diagnostics to power a healthier future. For more information, please visit quidelortho.com and follow QuidelOrtho on LinkedIn, Facebook and X.

About QuidelOrtho Corporation

With expertise spanning clinical chemistry, immunoassay, immunohematology and molecular testing, QuidelOrtho Corporation (Nasdaq: QDEL) is a leading global provider of diagnostic solutions, dedicated to advancing fast, accurate and reliable results that help improve patient outcomes – from the point of care to hospital, lab to clinic. Building on a legacy of innovation, QuidelOrtho works with healthcare providers to advance diagnostics that connect insights with solutions, defining a clearer path for informed decisions and better care.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial and other strategic goals, financial guidance for 2026 and related assumptions and other future financial condition and operating results, including growth expectations and expected results of operations, financial position or cost-savings and operational improvement initiatives, including the expected results and anticipated benefits of the cost transformation and enterprise restructuring program and the timing and amount of related charges, and other future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “could,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue,” “aim,” “strive,” “seek” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of the date of this press release and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results or outcomes to differ from those set forth or implied in the forward-looking statements: fluctuations in demand for QuidelOrtho’s non-respiratory and respiratory products; supply chain, production, logistics, distribution and labor disruptions and challenges; inability to successfully identify, consummate or realize the anticipated benefits of strategic transactions, strategic restructurings, divestitures, spin-offs or discontinuances of certain business operations, or debt financings, on the anticipated timelines, or at all; delays in the development of or failures or delays in the receipt of approvals for new or enhanced products; failure of new products and services to be commercially viable or accepted; changes in reimbursement rates for our products, including reimbursement rate reductions by the China National Health Security Administration; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those arising from the effects of announced or future or amended tariffs, trade policies, investigations, global trade relations and other tariff-related developments, as well as those discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”), including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date of this press release. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial measures that are considered non-GAAP financial measures under applicable rules and regulations of the Commission, including but not limited to “constant currency total revenue changes,” “constant currency total revenue changes, excluding respiratory, China and the U.S. Donor Screening business,” “constant currency Labs revenue changes,” “constant currency Labs revenue changes, excluding China,” “constant currency Immunohematology revenue changes,” “constant currency Immunohematology revenue changes, excluding China,” “constant currency Point of Care revenue changes,” “adjusted EBITDA,” “adjusted EBITDA margin,” “adjusted diluted EPS,” “free cash flow” and other non-GAAP financial measures included in the reconciliation tables accompanying this press release. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the historical non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Sanjeev Sharma
Vice President, Investor Relations
IR@QuidelOrtho.com

Media Contact:
Stephanie Kleewein
Senior Corporate Communications and PR Manager
media@QuidelOrtho.com

QuidelOrtho
Consolidated Statements of Loss
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Total revenues	$618.9	$699.9	$1,869.6	$2,006.6
Cost of sales, excluding amortization of intangibles	329.3	364.3	1,043.3	1,052.8
Selling, marketing and administrative	182.7	186.9	571.7	551.9
Research and development	42.5	41.5	136.1	140.4
Amortization of intangible assets	50.8	47.7	146.6	143.6
Restructuring, integration and other charges	7.1	39.6	18.0	234.6
Goodwill impairment charge	—	700.7	—	700.7
Asset impairment charge	12.5	9.7	12.5	9.7
Other operating expenses	1.5	14.3	2.5	25.8
Operating loss	(7.5)	(704.8)	(61.1)	(852.9)
Interest expense, net	55.4	46.1	161.2	126.6
Loss on extinguishment of debt	—	5.1	—	5.1
Other expense, net	—	0.9	1.3	10.7
Loss before income taxes	(62.9)	(756.9)	(223.6)	(995.3)
(Benefit from) provision for income taxes	(9.1)	(23.9)	14.9	5.8
Net loss	$(53.8)	$(733.0)	$(238.5)	$(1,001.1)
Basic loss per share	$(0.78)	$(10.78)	$(3.49)	$(14.79)
Diluted loss per share	$(0.78)	$(10.78)	$(3.49)	$(14.79)
Weighted-average shares outstanding - basic	68.7	68.0	68.4	67.7
Weighted-average shares outstanding - diluted	68.7	68.0	68.4	67.7

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	September 27, 2026	December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$166.4	$169.8
Accounts receivable, net	375.5	417.0
Inventories	642.7	577.6
Prepaid expenses and other current assets	241.5	250.5
Assets held for sale	19.9	32.4
Total current assets	1,446.0	1,447.3
Property, plant and equipment, net	1,323.6	1,358.3
Right-of-use assets	151.0	155.5
Intangible assets, net	2,628.3	2,563.8
Other assets	232.4	244.4
Total assets	$5,781.3	$5,769.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$253.3	$279.4
Accrued payroll and related expenses	76.4	120.3
Income tax payable	3.3	11.5
Current portion of borrowings	424.4	178.3
Other current liabilities	309.7	376.6
Total current liabilities	1,067.1	966.1
Operating lease liabilities	146.9	154.4
Long-term borrowings	2,512.9	2,471.9
Deferred tax liabilities	121.5	90.0
Other liabilities	141.6	166.4
Total liabilities	3,990.0	3,848.8
Total stockholders’ equity	1,791.3	1,920.5
Total liabilities and stockholders’ equity	$5,781.3	$5,769.3

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Cash provided by (used for) operating activities	$19.6	$(45.5)	$(124.0)	$(26.7)
Cash used for investing activities	(20.9)	(53.9)	(162.2)	(143.1)
Cash provided by financing activities	44.1	46.0	282.3	166.9
Effect of exchange rates on cash	0.2	(0.2)	0.5	2.5
Net increase (decrease) in cash, cash equivalents and restricted cash	43.0	(53.6)	(3.4)	(0.4)
Cash, cash equivalents and restricted cash at beginning of period	123.4	151.7	169.8	98.5
Cash, cash equivalents and restricted cash at end of period	$166.4	$98.1	$166.4	$98.1

Free Cash Flow (a):
Cash provided by (used for) operating activities	$19.6	$(45.5)	$(124.0)	$(26.7)
Less: Acquisitions of property, plant, equipment, investments and intangibles (capital expenditures)	(20.4)	(49.2)	(80.5)	(143.7)
Plus: Proceeds from sale of property, plant and equipment (capital disposals)	1.1	—	1.7	0.8
Free Cash Flow (non-GAAP)	$0.3	$(94.7)	$(202.8)	$(169.6)

(a) We define free cash flow as operating cash flows, less payments for acquisitions of property, plant, equipment, investments and intangibles (“capital expenditures”) plus the proceeds from sale of property, plant and equipment (“capital disposals”).

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended				Nine Months Ended
	September 27, 2026	Diluted EPS	September 28, 2025	Diluted EPS	September 27, 2026	Diluted EPS	September 28, 2025	Diluted EPS
Net loss	$(53.8)	$(0.78)	$(733.0)	$(10.78)	$(238.5)	$(3.49)	$(1,001.1)	$(14.79)
Adjustments:
Amortization of intangibles	50.8		47.7		146.6		143.6
Restructuring, integration and other charges	7.1		39.6		18.0		234.6
Goodwill impairment charge	—		700.7		—		700.7
Asset impairment charge	12.5		9.7		12.5		9.7
Loss on extinguishment of debt	—		5.1		—		5.1
Legal accrual	—		9.4		—		9.4
Amortization of deferred cloud computing implementation costs	9.1		7.9		26.3		19.0
Employee compensation charges	3.7		—		13.7		—
Tax indemnification expense	—		—		3.3		—
Incremental depreciation on PP&E fair value adjustment	3.4		5.1		9.9		15.7
Accelerated depreciation	2.0		1.5		6.1		2.5
EU medical device regulation transition costs	0.2		0.2		1.6		0.5
Loss (gain) on investments	—		0.6		9.0		(0.7)
Credit Agreement amendment fees	0.5		—		0.5		—
Other adjustments	2.8		2.6		14.3		4.6
Income tax impact of adjustments	(17.1)		(42.4)		4.7		(30.8)
Adjusted net income	$21.2	$0.31	$54.7	$0.80	$28.0	$0.41	$112.8	$1.66
Weighted-average shares outstanding - diluted		69.1		68.1		68.7		68.0

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net loss	$(53.8)	$(733.0)	$(238.5)	$(1,001.1)
Depreciation and amortization	119.6	112.1	349.2	329.5
Interest expense, net	55.4	46.1	161.2	126.6
(Benefit from) provision for income taxes	(9.1)	(23.9)	14.9	5.8
Restructuring, integration and other charges	7.1	39.6	18.0	234.6
Goodwill impairment charge	—	700.7	—	700.7
Asset impairment charge	12.5	9.7	12.5	9.7
Loss on extinguishment of debt	—	5.1	—	5.1
Legal accrual	—	9.4	—	9.4
Amortization of deferred cloud computing implementation costs	9.1	7.9	26.3	19.0
Employee compensation charges	3.7	—	13.7	—
Tax indemnification expense	—	—	3.3	—
EU medical device regulation transition costs	0.2	0.2	1.6	0.5
Loss (gain) on investments	—	0.6	9.0	(0.7)
Credit Agreement amendment fees	0.5	—	0.5	—
Other adjustments	2.8	2.6	14.3	4.6
Adjusted EBITDA	$148.0	$177.1	$386.0	$443.7

Total revenues	$618.9	$699.9	$1,869.6	$2,006.6
Adjusted EBITDA margin	23.9%	25.3%	20.6%	22.1%

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Revenues
(In millions, unaudited)

	Three Months Ended
	September 27, 2026	September 28, 2025	% Change	Currency Impact	Constant Currency (a)
Labs	$353.2	$373.8	(5.5)%	0.4%	(5.9)%
Immunohematology	142.0	142.0	—%	(0.9)%	0.9%
Donor Screening	1.7	14.7	(88.4)%	—%	(88.4)%
Point of Care	119.6	164.6	(27.3)%	(0.1)%	(27.2)%
Molecular Diagnostics	2.4	4.8	(50.0)%	(0.7)%	(49.3)%
Total revenues	$618.9	$699.9	(11.6)%	—%	(11.6)%

	Three Months Ended
	September 27, 2026	September 28, 2025	% Change	Currency Impact	Constant Currency (a)
Total revenues	$618.9	$699.9	(11.6)%	—%	(11.6)%
Respiratory	68.8	112.3	(38.7)%	—%	(38.7)%
China excluding respiratory	48.4	84.4	(42.7)%	3.2%	(45.9)%
U.S. Donor Screening	0.5	13.1	(96.0)%	—%	(96.0)%
Total revenues excluding respiratory, China, and U.S. Donor Screening	$501.2	$490.1	2.3%	(0.7)%	3.0%

	Three Months Ended
	September 27, 2026	September 28, 2025	% Change	Currency Impact	Constant Currency (a)
Labs	$353.2	$373.8	(5.5)%	0.4%	(5.9)%
China Labs	36.9	67.7	(45.5)%	3.2%	(48.7)%
Total Labs revenues excluding China	$316.3	$306.1	3.3%	(0.5)%	3.8%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.

	Three Months Ended
	September 27, 2026	September 28, 2025	% Change	Currency Impact	Constant Currency (a)
Immunohematology	$142.0	$142.0	—%	(0.9)%	0.9%
China Immunohematology	8.0	10.2	(21.6)%	4.1%	(25.7)%
Total Immunohematology revenues excluding China	$134.0	$131.8	1.7%	(1.3)%	3.0%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.